EXHIBIT 2.1



                                   [ISSUER],
                                   as Issuer



                                CNOOC LIMITED,
                                 as Guarantor



                                      and



                                  [TRUSTEE],
                                  as Trustee

                             ____________________

                                   INDENTURE
                                    [Date]
                             ____________________



                       ____% Guaranteed Notes due _____






                                     Ex-6

         INDENTURE, dated as of [DATE], among [ISSUER], a company organized under the laws of the British Virgin Islands (hereinafter called the "Issuer"), CNOOC Limited, a company organized under the laws of the Hong Kong Special Administrative Region ("Hong Kong") of the People's Republic of China (hereinafter called the "Guarantor"), and [TRUSTEE], a banking corporation organized and existing under the laws of _____, as trustee (in such capacity together with any co-trustee, agent or successor, as the case may be, hereinafter called the "Trustee").

                                   RECITALS

         WHEREAS, the Issuer has duly authorized the issue of its ____% Guaranteed Notes due ___ in an aggregate principal amount not to exceed $_____ (the aggregate principal amount of which may be increased by issuance of Additional Notes (as defined herein)) (hereinafter called the "Notes"), which term shall include the Additional Notes (as defined herein) if any have been issued and unless the context otherwise requires);

         WHEREAS, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture;

         WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for its Guarantee of the Notes;

         WHEREAS, all things necessary to make the Notes, when executed and delivered by the Issuer and authenticated and delivered as provided in this Indenture, and the Guarantee, when executed and delivered by the Guarantor, the valid, binding and legal obligations of the Issuer and the Guarantor, as the case may be, and to constitute these presents a valid Indenture and agreement of the Issuer and the Guarantor according to its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE 1
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01  Definitions

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

         (b) all other terms used herein which are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the meanings assigned to them therein;

         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with HK GAAP (as defined herein); and

         (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Adjusted Consolidated Net Worth" means the sum of the Guarantor's
(a) shareholders' equity as determined under HK GAAP and (b) Subordinated Indebtedness.

         "Attributable Value" means, at the time of determination, the lesser of (i) the fair market value of the Principal Property subject to the Sale and Leaseback Transaction (as determined in good faith by any two members of the Board of Directors of the Guarantor) and (ii) the present value (discounted at a rate equal to the rate of interest on the Notes, compounded semi-annually) of the total amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended.



                                     Ex-7

Such rental payments shall not include amounts payable by or on behalf of the lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

         "Authorized Officer" means (i) with respect to the Issuer, any director of the Issuer and (ii) with respect to the Guarantor, any director of the Guarantor, in each case as may be specified from time to time by the Issuer or the Guarantor, as the case may be, by delivery to the Trustee of one or more executed Authorization Certificates in the form of Exhibit D hereto.

         "Board of Directors" means the directors of the Issuer or the Guarantor acting collectively as a board in accordance with the governing documents of the Issuer or the Guarantor, as the case may be, or any duly authorized committee of either such board.

         "Board Resolution" means a copy of a resolution of the Board of Directors of the Issuer or the Guarantor certified by a director of the Issuer or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Issuer or the Guarantor, as the case may be, and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means a day in The City of New York and the applicable place of payment other than a Saturday, Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed.

         "Capital Stock" means any and all shares, interests (including joint venture interests), participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

         "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

         "Consolidated Total Assets" means the consolidated total assets of the Guarantor and its Subsidiaries as shown on the most recent audited consolidated balance sheet of the Guarantor.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Indenture, located at [ADDRESS].

         "Corporation" includes corporations, associations, partnerships, companies and business trusts.

         "DTC" means The Depository Trust Company, a New York corporation.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means DTC, its nominees and their respective successors.

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

         "Event of Default" has the meaning specified in Article 3.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

         "Global Note" means a Global Note substantially in the form of Exhibit A to this Indenture.

         "Guarantee" means the Guarantee by the Guarantor as set forth in
Article 11 hereof and as endorsed on the Notes as provided herein.


                                     Ex-8

         "Guarantor" means the Person named as the "Guarantor" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor Person.

         "HK GAAP" means generally accepted accounting principles in Hong Kong, consistently applied, as in effect from time to time.

         "Holder" means the Person in whose name a Note is registered in the Note Register.

         "Indebtedness" of any Person means, at any date, without duplication,
(i) any outstanding indebtedness for or in respect of money borrowed (including bonds, debentures, notes or other similar instruments, whether or not listed) that is evidenced by any agreement or instrument, excluding trade payables, (ii) all noncontingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, and (iii) all Indebtedness of others guaranteed by such Person; provided, however, that, for the purpose of determining the amount of Indebtedness of the Guarantor outstanding at any relevant time, the amount included as Indebtedness of the Guarantor in respect of finance leases shall be the net amount from time to time properly characterized as "obligations under finance leases" in accordance with the HK GAAP.

         "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

         "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the February 21 or August 24 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Issuer" means the Person named as the "Issuer" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

         "Lien" means any mortgage, charge, pledge, lien, encumbrance, hypothecation, title retention, security interest or security arrangement of any kind.

         "Maturity Date" when used with respect to any Note means the date on which the principal of (and premium, if any) and interest on such Note becomes due and payable as therein provided, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise.

         "Notes" means any Notes issued in accordance with this Indenture (which term shall include the Additional Notes if any have been issued and unless the context otherwise requires).

         "Offering Memorandum" means the offering memorandum, dated [DATE], relating to the offering of the Notes.

         "Officer's Certificate" means, as the context requires, a certificate signed by one or more Authorized Officers of the Issuer or the Guarantor, as the case may be.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel who, unless otherwise provided herein, may be an employee of or counsel to the Issuer or the Guarantor, as the case may be, and who shall be reasonably acceptable to the Trustee.

         "Order" means a written order signed in the name of the Issuer or the Guarantor, as the case may be, by any of their respective Authorized Officers.

         "Outstanding" when used with respect to the Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:


                                     Ex-9

         (1) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

         (3)      Notes, except to the extent provided in Section
                  10.01, with respect to which the Issuer has effected defeasance as provided in Article 10; and

         (4) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuer;

         provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, notice, direction, consent or waiver hereunder, Notes owned by the Issuer or the Guarantor, any other obligor upon the Notes or any Affiliate of the Issuer or the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding solely for purposes of such determination, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such request, demand, authorization, notice, direction, consent or waiver, only Notes which the Trustee has actually received written notice to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, the Guarantor or any other obligor upon the Notes or any Subsidiary of the Issuer, the Guarantor or such other obligor.

         "Permitted Liens" means:

         (i) any Lien which is in existence prior to the date of this Indenture and any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased);

         (ii) any Lien arising or already arisen automatically by operation of law which is promptly discharged or disputed in good faith by appropriate proceedings; provided that any reserve or other appropriate provision required by HK GAAP shall have been made therefor;

         (iii) any Lien over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

         (iv) any right of set-off or combination of accounts arising in favor of any bank or financial institution as a result of the day-to-day operation of banking arrangements;

         (v) any Lien either over any asset required after the date of this Indenture which is in existence at the time of such acquisition or in respect of the obligations of any Person which becomes a Subsidiary of the Guarantor after the date of this Indenture which is in existence at the date on which it becomes a Subsidiary of the Guarantor and in both cases any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased); provided that any such Lien was not incurred in anticipation of such acquisition or of such company becoming a subsidiary of the Guarantor;

         (vi) any Lien created on any property or asset acquired, leased or developed (including improved, constructed, altered or repaired) after the date of this Indenture; provided, however, that (a)




                                    Ex-10
                 any such Lien shall be confined to the property or asset acquired, leased or developed (including improved, constructed, altered or repaired); (b) the principal amount of the debt encumbered by such Lien shall not exceed the cost of the acquisition or development of such property or asset or any improvement thereto (including any construction, repair or alteration) or thereon and (c) any such Lien shall be created concurrently with or within one year following the acquisition, lease or development (including construction, improvement, repair or alteration) of such property or asset;

         (vii) any Lien pursuant to any order of attachment, execution, enforcement, distraint or similar legal process arising in connection with court proceedings; provided that such process is effectively stayed, discharged or otherwise set aside within 30 days;

         (viii) any Lien created or outstanding in favor of the Guarantor or any of its Subsidiaries;

         (ix) any easement, right-of-way, zoning and similar restriction and other similar charge or encumbrance not interfering with the ordinary course of business of the Guarantor and its Principal Subsidiaries; or

         (x) any lease, sublease, license and sublicense granted to any third party and any liens pursuant to farm-in and farm-out-agreements, operating agreements, development agreements and any other agreements, which are customary in the oil and gas industry and in the ordinary course of business of the Guarantor and any Principal Subsidiary.

         (xi) any Lien on any property or asset to secure all or part of the cost of exploration, drilling, development, production, gathering, processing, marketing of such property or asset or to secure Indebtedness incurred to provide funds for any such purpose;

         (xii) any Lien over any property or asset to secure Indebtedness incurred in connection with the construction, installation or financing of pollution control, abatement or remediation facilities;

         (xiii) any Lien arising in connection with industrial revenue, development or similar bonds or other indebtedness or means of project financing (not to exceed the value of the project financed and limited to the project financed);

         (xiv) any Lien in favor of any government or any subdivision thereof, securing the obligations of the Guarantor or any of its Principal Subsidiaries under any contract or payment owed to such governmental entity pursuant to applicable laws, rules, regulations or statutes;

         (xv) any Lien over any property or asset securing Indebtedness of the Guarantor or any of its Principal Subsidiaries guaranteed by any international finance agency, including the World Bank and the International Finance Corporation, or any subdivision, department or division thereof;

         (xvi) any right arising in connection with the sale or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of such crude oil, natural gas or other petroleum hydrocarbons or a specified amount of money, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment or overriding royalty;

         (xvii) any Lien created in connection with any sale/leaseback transaction, subject to the limitation set forth in Section 7.04;

         (xviii) any renewal or extension of any of the Liens described in the foregoing clauses which is limited to the original property or asset covered thereby; or

         (xix) any Lien in respect of Indebtedness of the Guarantor or any of its Subsidiaries with respect to which the Guarantor or such Subsidiary has paid money or deposited money or securities with a fiscal agent, trustee or depositary to pay or discharge in full the obligations of the Guarantor and its Subsidiary in respect thereof (other than the obligation that such money or securities so




                                    Ex-11
                 paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full).

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PRC" means the People's Republic of China excluding Hong Kong, Macau or Taiwan.

         "Principal Property" means any real property owned at the date hereof or hereafter acquired by the Guarantor or a Principal Subsidiary, the gross book value (including related land and improvements thereon and all machinery and equipment included therein) of which, on the date as of which the determination is being made, exceeds 2% of the Consolidated Total Assets of the Guarantor.

         "Principal Subsidiary" at any time shall mean a Subsidiary of the Guarantor

         (i) as to which one or more of the following conditions is/are satisfied:

               (a) its net profit or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net profit attributable to the Guarantor (in each case before taxation and exceptional items) is at least 5% of the consolidated net profit of the Guarantor (before taxation and exceptional items); or

               (b) its net assets or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net assets attributable to the Guarantor (in each case after deducting minority interests in Subsidiaries) are at least 5% of the consolidated net assets (after deducting minority interests in Subsidiaries) of the Guarantor;

         all as calculated by reference to the then latest audited consolidated financial statements (consolidated or, as the case may be, unconsolidated) of the Subsidiary of the Guarantor and the then latest consolidated financial statements of the Guarantor; or

               (xx) to which is transferred all or substantially all of the assets of a Subsidiary of the Guarantor which immediately prior to the transfer was a Principal Subsidiary, provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be a Principal Subsidiary (but without prejudice to paragraph (i) above) and the Subsidiary of the Guarantor to which the assets are so transferred shall become a Principal Subsidiary.

         A certificate of the auditors of the Guarantor as to whether or not a Subsidiary is a Principal Subsidiary shall be conclusive and binding on all parties in the absence of manifest error.

          "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

         "Redemption Date" when used with respect to any Notes to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         "Redemption Price" when used with respect to any Notes to be redeemed, means the price at which such Notes are to be redeemed pursuant to this Indenture.

         "Regulation S" means Regulation S under the Securities Act.

         "Request" means, as the context requires, a written request signed by any Authorized Officer of the Issuer or the Guarantor, as the case may be.

         "Responsible Officer" when used with respect to the Trustee means the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the cashier, the




                                    Ex-12
secretary, the treasurer, any senior trust officer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom a particular corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Guarantor or any Principal Subsidiary sells or transfers any Principal Property to any Person with the intention of taking back a lease of such Principal Property pursuant to which the rental payments are calculated to amortize the purchase price of such Principal Property substantially over the useful life thereof and such Principal Property is in fact so leased. For purposes of this definition, a Sale and Leaseback Transaction shall not include any transaction relating to farm-in and farm-out agreements, operating agreements, development agreements, and any other similar arrangements which are customary in the oil and gas industry or in the ordinary course of business of the Guarantor and any Principal Subsidiary.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Special Record Date" means a date fixed by the Trustee as the record date for payment of any defaulted interest.

         "Stated Maturity" means, when used with respect to any Indebtedness or any installment of principal or of interest thereon, the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of principal or of interest is due and payable.

         "Subsidiary" means, as applied to any Person, any corporation or other entity of which a majority of the outstanding Voting Shares is, at the time, directly or indirectly, owned by such Person.

         "Subordinated Indebtedness" means Indebtedness of the Guarantor (including perpetual debt, which the Guarantor is not required to repay) which
(i) has a final maturity and a weighted average life to maturity longer than the remaining life to maturity of the Notes and (ii) is issued or assumed pursuant to, or evidenced by, an indenture or other instrument containing provisions for the subordination of such Indebtedness to the Notes including
(x) a provision that in the event of any bankruptcy, insolvency or other similar proceeding in respect of the Guarantor, the Holders of the Notes shall be entitled to receive payment in full in cash of all principal, Additional Amounts and interest on the Notes (including all interest arising after the commencement of such proceeding whether or not an allowed claim in such proceeding) before the holder or holders of any such Subordinated Indebtedness shall be entitled to receive any payment of principal, interest or premium thereon, (y) a provision that, if an Event of Default has occurred and is continuing under this Indenture, the holder or holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, interest or premium in respect thereof unless or until such Event of Default shall have been cured or waived or shall have ceased to exist, and (z) a provision that the holder or holders of such Subordinated Indebtedness may not accelerate the maturity thereof as a result of any default relating thereto so long as any Note is outstanding.

         "Trust Indenture Act" means the United States Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "U.S. Dollars" or "US$" means the lawful currency of the United States of America.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Voting Shares" means, with respect to any Person, the Capital Stock having the general voting power under ordinary circumstances to vote on the election of the members of the board of directors or other governing




                                    Ex-13
body of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         SECTION 1.02 Other Definitions


                                                                                            Defined in
                             Term                                                            Section
                            ------------                                                    -----------
                  "Act"..............................................................           1.05

                  "Additional Amounts"...............................................           7.06

                  "Additional Notes".................................................           2.16

                  "Agent Members"....................................................           2.07

                  "Authorization Certificate"........................................           2.02

                  "Authorized Agent".................................................           1.16

                  "Certificated Note"................................................           2.04

                  "defeasance".......................................................          10.01

                  "DTC Procedures"...................................................           2.08

                  "Global Legend"....................................................           2.05

                  "Global Notes".....................................................           2.04

                  "Non-U.S. Person"..................................................           2.08

                  "Note Register"....................................................           2.06

                  "Notice of Default"................................................           3.01

                  "Paying Agent".....................................................           2.13

                  "Registrar"........................................................           2.06

                  "Regulation S Global Notes"........................................           2.04

                  "Restricted Period"................................................           2.07

                  "Restricted Global Notes"..........................................           2.04

                  "Securities Act Legend"............................................           2.05

                  "Successor Additional Amounts".....................................           8.01

                  "Successor Authorized Agent".......................................           1.16

                  "Taxes"............................................................           7.06

                  "Relevant Taxing Jurisdiction".....................................           7.06



                                    Ex-14

                  "U.S. Person"......................................................           2.08


         SECTION 1.03 Compliance Certificates and Opinions

         Upon any application or request by the Issuer or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant the compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion (other than the certificates required by Section 7.07(a)) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.04 Form of Documents Delivered to Trustee

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or given an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (such counsel being acceptable to the Trustee), unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which the certificates or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer or Authorized Officers of the Issuer or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.05 Acts of Holders

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such request, demand, authorization, direction, notice, consent, waiver or other action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantor. Such instrument or




                                    Ex-15
instruments (and the request, demand, authorization, direction, notice, consent, waiver or other action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and the Guarantor if made in the manner provided in this Section 1.05.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledgement to him the execution thereof and may also be proved in any manner which the Trustee deems sufficient.

         (c) The holding of Notes shall be proved by the Note Register.

         If the Issuer shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act but the Issuer shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

         (d) If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record of Notes at the close of business on such record date shall be deemed to be Holders of Notes for the purposes of determining whether Holders of the requisite proportion of Notes then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver, or other Act, and for this purpose the Notes then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 180 days after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or any other Act by the holder of any Notes shall bind every future holder of the same Notes or the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent, the Issuer or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Notes.

         SECTION 1.06 Notices to Trustee, the Issuer and the Guarantor

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

         (a) the Trustee by any Holder, the Issuer or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or transmitted by facsimile, to the Trustee at the Corporate Trust Office, Attention: ______; facsimile number _________, or at any other address or facsimile number furnished in writing to the Holders, the Issuer and the Guarantor by the Trustee pursuant hereto; or

         (b) the Issuer or the Guarantor by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or transmitted by facsimile, to CNOOC Limited, 65th Floor, Bank of China Tower, One Garden Road, Central, Hong Kong,
Attention: Mr. Cao Yunshi, facsimile number (852) 2525-9322, or at any other address or facsimile number furnished in writing to the Holders and the Trustee by the Issuer or the Guarantor pursuant hereto.

         SECTION 1.07 Conflict with the Trust Indenture Act

         If this Indenture is in the future required to be qualified under the Trust Indenture Act and any provision hereof limits, qualifies or conflicts with another provision thereof which is required or deemed to be



                                    Ex-16
included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

         SECTION 1.08 Notice to Holders; Waiver

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage (or if first-class mail is unavailable, by airmail) prepaid, to each Holder of Notes (or the first name in the case of joint Holders) affected by such event at its address as it appears in the Note Register or at the address provided by such Holder in writing to the Trustee not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder on the fourth Business Day after the date of mailing. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provisions of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, all notices to Holders of the Notes will also be published in a daily newspaper of general circulation in Luxembourg. It is expected that such publication will be the Luxemburger Wort. If publication as aforesaid is not practicable, notice will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

         SECTION 1.09 Effect of Headings and Table of Contents

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction or interpretation hereof.

         SECTION 1.10 Successor and Assigns

         All covenants and agreements in this Indenture by the Issuer, the Guarantor and the Trustee shall bind its respective successors and assigns, whether so expressed or not.

         SECTION 1.11 Separability Clause

         In case any provision in this Indenture, in the Notes or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.12 Benefits of Indenture

         Nothing in this Indenture, in the Notes or in the Guarantee, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.13 Governing Law

         This Indenture, the Notes and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.


                                    Ex-17

         SECTION 1.14 Legal Holidays

         In any case where any Interest Payment Date, any date established for payment of defaulted interest pursuant to Section 2.04, or any Maturity Date with respect to any Note shall not be a Business Day, then (notwithstanding any other provisions of this Indenture or of the Notes) payment of the principal of, or any premium and interest on the Notes (and any Additional Amounts payable in respect thereof), need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the relevant Interest Payment Date, date established for payment of defaulted interest pursuant to Section 2.04 or Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such date that is not a Business Day to the next succeeding Business Day.

         SECTION 1.15 No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Issuer, or the Guarantor or any Subsidiary of the Guarantor shall not have any liability for any obligations of the Issuer under the Notes, the Guarantor under the Guarantee or the Issuer or the Guarantor under this Indenture or for any claim based on, in respect of or by any reason of such obligations or their creation. Each Holder by accepting any of the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantee.

         SECTION 1.16 Submission to Jurisdiction; Appointment of Agent for Service of Process; Waiver of Immunity

         Each of the Issuer and the Guarantor hereby appoints [PROCESS AGENT] at [ADDRESS] as its authorized agent (the "Authorized Agent") upon which process may be served in any legal action, or proceeding against it with respect to its obligations under this Indenture, the Notes or the Guarantee instituted in any United States Federal or New York State court located in the Borough of Manhattan, The City of New York, by the Trustee or the Holder of any Notes and agrees that service of process upon the Authorized Agent, together with written notice of said service to the Issuer or the Guarantor, as the case may be, by the person serving at the same address as provided in
Section 1.06, shall be deemed in every respect effective service of process upon the Issuer or the Guarantor, as the case may be, in any such legal action or proceeding, and each of the Issuer and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any such court in respect of any such legal action or proceeding. Such appointment shall be irrevocable until this Indenture has been satisfied and discharged. Notwithstanding the foregoing, each of the Issuer and the Guarantor reserves the right to appoint another Person with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent (the "Successor Authorized Agent"), and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. If for any reason CT Corporation System ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, each of the Issuer and the Guarantor will appoint a successor Authorized Agent in accordance with the preceding sentence. Each of the Issuer and the Guarantor further agrees to take any and all action, including the filing of any and all documents and instruments as may be necessary to continue the designation and appointment of the Authorized Agent or a Successor Authorized Agent in full force and effect until this Indenture has been satisfied and discharged and to provide written notice to the Trustee as provided in Section 1.06 of the address within the Borough of Manhattan, The City of New York of any Successor Authorized Agent. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by written notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the Issuer or the Guarantor, as the case may be, shall be deemed, in every respect, effective service of process on the Issuer or the Guarantor, as the case may be. Each of the Issuer and the Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such legal action or proceeding brought in any such court and hereby further, to the fullest extent permitted by law, irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal action or proceeding brought in any such court has been brought in an inconvenient forum.

         Each of the Issuer and the Guarantor agrees that, to the extent that it has or may become entitled to any sovereign or other immunity, it will waive such immunity in respect of its obligations under the Indenture.



                                    Ex-18

         SECTION 1.17 Counterparts

         The Indenture may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                                  ARTICLE 2
               ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES

         SECTION 2.01 Authentication and Delivery of Notes

         Upon the execution and delivery of this Indenture, or from time to time thereafter, Notes with the Guarantee endorsed thereon in an aggregate principal amount not in excess of US$[PRINCIPAL AMOUNT] (except as otherwise provided in Section 2.09 and Section 2.16) may be executed by the Issuer and delivered to the Trustee for authentication, accompanied by an Order of the Issuer directing such authentication and specifying the principal amount of Notes to be authenticated, the date on which the original issue of such Notes is to be authenticated and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the Order of the Issuer.

         SECTION 2.02 Execution of Notes and Guarantee

         The Notes shall be executed by or on behalf of the Issuer by the signature of an Authorized Officer of the Issuer. The Guarantor shall execute its Guarantee endorsed on the Notes by the signature of an Authorized Officer of the Guarantor. Each such signature may be the manual or facsimile signature of the present or any future Authorized Officer of the Issuer or of the Guarantor, as the case may be. With the delivery of this Indenture, each of the Issuer and the Guarantor is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit D (an "Authorization Certificate") identifying and certifying the incumbency and specimen (and/or facsimile) signatures of their respective Authorized Officers. Until the Trustee receives a subsequent Authorization Certificate, the Trustee shall be entitled to conclusively rely on the last Authorization Certificate delivered to it for purposes of determining the relevant Authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee or of the Guarantee endorsed thereon.

         In the case an Authorized Officer who shall have signed any of the Notes or the Guarantee endorsed thereon shall cease to be such an Authorized Officer before the related Note shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note or the Guarantee had not ceased to be such an Authorized Officer; and any Note may be signed on behalf of the Issuer and any Guarantee endorsed thereon may be signed on behalf of the Guarantor by such person as, at the actual date of the execution of such Note or the Guarantee endorsed thereon shall be an Authorized Officer of the Issuer and the Guarantor, as the case may be, although at the date of the execution and delivery of this Indenture such person was not an Authorized Officer of the Issuer or the Guarantor, as the case may be.

         The Issuer and the Guarantor shall indemnify and hold harmless the Holders from any stock exchange, stamp or other issuance or transfer taxes or duties payable in connection with the original issuance of the Notes.

         SECTION 2.03 Certificate of Authentication

         Only such Notes as shall bear thereon a certificate of authentication substantially in the form appearing on the form of the Note set forth as Exhibit A hereto, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

         SECTION 2.04 Form, Denomination and Date of Notes; Payments of
Interest

         Each Note and the Trustee's certificate of authentication thereof shall be substantially in the form of Note set forth as Exhibit A hereto. The Notes shall be denominated in principal amounts of US$1,000 and in integral multiples of US$1,000 in excess thereof and shall be in registered form, without coupons. The Notes




                                    Ex-19
shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officer of the Issuer executing the same may determine.

         Any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by
Section 2.05, or with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage (but which shall not affect the rights or duties of the Trustee).

         Each Note shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Note set forth as Exhibit A hereto.

         Notes and Additional Notes (if any) offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes (the "Restricted Global Notes"), registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A, deposited with [TRUSTEE], as custodian for the Depositary or its nominee, duly executed by the Issuer with the Guarantee endorsed thereon and authenticated by the Trustee as herein provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee and the Trustee, as hereinafter provided.

         Notes and Additional Notes (if any) offered and sold in offshore transactions in reliance on Regulations S shall be issued initially in the form of one or more permanent global Notes (the "Regulations S Global Notes"), registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A deposited with [TRUSTEE], as custodian for the Depositary or its nominee, duly executed by the Issuer with the Guarantee endorsed thereon and authenticated by the Trustee as provided herein. Restricted Global Notes and Regulation S Global Notes are sometimes referred to herein as the "Global Notes." The aggregate principal amount of Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee and the Trustee, as hereinafter provided.

         Notes may be issued in the form of physical certificates ("Certificated Notes") only in the circumstances described in Section 2.07(b) below. Certificated Notes shall be issued with the Guarantee endorsed thereon and with the Securities Act Legend (as described below), in substantially the form of Exhibit A hereto, and registered in the name of the Holders thereof.

         The Person in whose name any Note is registered at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any registration of any transfer or exchange of such Note subsequent to the Interest Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest, plus any Additional Amounts, plus (to the extent lawful) any interest payable on such defaulted interest and any Additional Amounts, shall be paid to the Persons in whose names Outstanding Notes are registered at the close of business on a Special Record Date (which shall be not less than five Business Days prior to the date of such payment) established by notice given by mail by or on behalf of the Issuer to the Holders of Notes not less than 15 days preceding such Special Record Date.

         SECTION 2.05  Restrictive Legends

         (a) Each Restricted Global Note, each Regulation S Global Note and each Certificated Note shall bear the following legend (the "Securities Act Legend") on the face thereof until the provisions of Section 2.08(d) relating to the removal of such legend are complied with:

                THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR IT IS NOT A U.S. PERSON AND



                                    Ex-20

                IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED
                TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT
                WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, THE GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS
                USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM
                BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         (b) Each Global Note shall also bear the following legend (the "Global Legend") on the face thereof:

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         SECTION 2.06 Registration, Transfer and Exchange

         The Notes are issuable only in registered form. The Issuer (or its agent) will keep at the office or agency to be maintained for the purpose as provided in Section 2.13 (the "Registrar"), a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Notes as in this Article provided. Such Note Register shall be in written form in the English language. If and so long as the Trustee is not the Registrar for purposes of this
Section 2.06, the Issuer or its agent shall make such Note Register open for inspection by the Trustee at all reasonable times.


                                    Ex-21

         Upon due presentation for registration of transfer of any Note, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations for a like aggregate principal amount.

         A Holder may register the transfer of a Note by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a Holder as provided herein, the Issuer, the Guarantor, the Trustee, and any agent of any of them shall treat the Person in whose name the Note is registered as the owner thereof for all purposes (subject to the last paragraph of Section 2.04) whether or not the Note shall be overdue, and neither the Issuer, the Guarantor, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged to the Registrar. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes with the Guarantee endorsed thereon at the Registrar's request.

         Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder thereof or his attorney duly authorized in writing in a form satisfactory to the Issuer and the Registrar.

         The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to
Section 2.11 or Section 6.05). No service charge to any Holder shall be made for any such transaction.

         The Issuer shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed, or (b) any Notes called or being called for redemption.

         All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Issuer and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

         SECTION 2.07 Book-Entry Provisions for Global Notes

         (a) Each Restricted Global Note initially shall (i) be registered in the name of a nominee of the Depositary, (ii) be delivered to the Trustee as custodian on behalf of the Depositary and (iii) bear legends as set forth in
Section 2.05. Each Regulation S Global Note initially shall (i) be registered in the name of a nominee for the Depositary for the accounts of Euroclear and Clearstream, Luxembourg (together with the Depositary, the "Agent Members"),
(ii) be delivered to the Trustee as custodian on behalf of the Depositary and
(iii) bear legends as set forth in Section 2.05.

         Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Guarantor, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantor, the Trustee or any agent of any of them, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.



                                    Ex-22

         (b) Except as provided in Section 2.08, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred, and transfers increasing or decreasing aggregate principal amount of Global Notes may be conducted only in accordance with the rules and procedures of the Depositary and, to the extent relevant, the provisions of Section 2.08. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in any Restricted Global Notes or Regulation S Global Notes, respectively, if (i) the Depositary notifies the Issuer and the Guarantor that it is unwilling or unable to continue as Depositary for such Restricted Global Note or Regulation S Global Note, as the case may be, and a successor depositary is not appointed by the Issuer and Guarantor within 90 days of such notice, (ii) the Issuer, in its sole discretion, shall so request or (iii) an Event of Default has occurred and is continuing and the Registrar shall have received a written request from the Depositary to issue such Certificated Notes.

         (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         (d) In connection with the transfer of an entire Restricted Global Note or Regulation S Global Note to beneficial owners pursuant to paragraph
(b) of this Section, the Restricted Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Restricted Global Note or Regulation S Global Note, as the case may be, an equal aggregate principal amount of Certificated Notes of authorized denominations.

         (e) Any Certificated Note delivered in exchange for an interest in Restricted Global Note pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the Securities Act Legend.

         (f) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         (g) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes a delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification (i) (a) from the transferee to the effect that such transferee is a QIB purchasing for its own account (or for the account of one or more QIBs over which account it exercises sole investment discretion) and agrees to comply with the restrictions on transfer set forth under "Transfer Restrictions" in the Offering Memorandum and (b) from the transferor to the effect that the transfer was made to a person whom the transferor reasonably believes is a QIB acquiring for its own account or the account of a QIB, that the transferor has informed the transferee that the transfer is being made in reliance on Rule 144A and that the transfer is being made in accordance with all applicable securities laws of any state of the United States or any other jurisdiction or (ii) from the transferor to the effect that such transfer is being made pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and that the transfer is being made in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

         SECTION 2.08 Special Transfer Provisions

         Unless and until the Securities Act Legend is removed from a Certificated Note or Global Note pursuant to paragraph (d) below, the following additional provisions shall apply to the proposed transfer, exchange or replacement of Certificated Notes or, to the extent relevant to the Trustee, the Registrar or the Depositary, any beneficial interest in a Global
Note:

         (a) Transfers to Qualified Institutional Buyers. The following provisions shall apply with respect to the registration of any proposed transfer of a Note (or interest in a Global Note) to a QIB:


                                    Ex-23

                  (i) The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer, the Guarantor and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer, the Guarantor and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and understands that the Guarantor is subject to the reporting requirements of Section 13 of the Exchange Act and acknowledges that it has reviewed information the Guarantor has filed with the United States Securities and Exchange Commission as it has deemed necessary and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii)  If the Note to be transferred is a Certificated
         Note containing the Securities Act Legend and the proposed transferee is an Agent Member holding such interest on behalf of a QIB, upon receipt by the Registrar of (x) the documents referred to in paragraph (i) above (if such transfer is pursuant to clause (y) of paragraph (i) above) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Certificated Note to be transferred and the Trustee shall cancel the Certificated Note so transferred.

                  (iii) subject to the agreed book entry procedures of the Depositary to be entered into between the Issuer and the Depositary in connection with the initial issuance of the Notes (as such procedures may be subsequently amended from time to time, the "DTC Procedures"), if the proposed interest to be transferred is an interest in the Restricted Global Note, (x) such transfer may be effected only through the book entry system maintained by the Depositary in compliance with the applicable provisions of the Securities Act Legend and (y) the transferee is required to hold such interest through an Agent Member.

         (b) Transfers of Interests in a Regulation S Global Note to Other U.S. Persons. Subject to the DTC Procedures, (x) an interest in the Regulation S Global Note proposed to be transferred to any U.S. Person (as such term is defined in Regulation S, a "U.S. Person") transferee, other than a QIB, shall be required to be held on behalf of such other U.S. Person transferee through Euroclear or Clearstream, Luxembourg and (y) following the Restricted Date, transfers of interests in the Regulation S Global Note shall not be so restricted, although interests therein shall be required to be held through Agent Members.

         (c) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to registration of transfers of a Note (or interest in a Global Note) to a person that is not a U.S. Person (a "Non-U.S. Person"):

                  (i) The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend or any interest in a Restricted Global Note to a Non-U.S. Person upon receipt by the Registrar from the transferor of a certificate substantially in the form of Exhibit C hereto.

                 (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Note, upon receipt by the Registrar of (x) the documents required by paragraph
         (i) above and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note to be transferred, and shall increase the Regulation S Global Note in a like amount.

         (d) Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Securities Act Legend the Registrar shall deliver only Notes that bear the Securities Act Legend unless the requested transfer, exchange or replacement (i) is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer, exchange or replacement or (ii) there is



                                    Ex-24
delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Guarantor to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon the registration of transfer, exchange or replacement of Notes not bearing the Securities Act Legend, the Registrar shall deliver Notes that do not bear the Securities Act Legend.

         (e) General. By its acceptance of any Note bearing the Securities Act Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Securities Act Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuer and the Guarantor such certifications, legal opinions or other information as any of them may require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may conclusively rely on a determination made by the Issuer and the Guarantor with respect to) the sufficiency of any such certifications, legal opinions or other information.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08 in accordance with its customary procedures. The Issuer and the Guarantor shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar. For the avoidance of doubt, the Registrar shall not be responsible for recording any transfer of beneficial interests among holders of beneficial interests in the Global Notes.

         SECTION 2.09 Mutilated, Defaced, Destroyed, Lost and Stolen Notes

         In case any temporary or definitive Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the receipt of an Order of the Issuer, the Trustee shall authenticate and deliver, a new Note with the Guarantee endorsed thereon, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so apparently destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Issuer, the Guarantor and to the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless from all risks, however remote, and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof.

         Upon the issuance of any substitute Note, the Issuer and the Guarantor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note), if the applicant for such payment shall furnish to the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer, the Guarantor and the Trustee and any agent of the Issuer, the Guarantor or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof.

         Every substitute Note issued pursuant to the provisions of this Section by virtue of the fact that any Note is apparently destroyed, lost or stolen shall constitute additional contractual obligations of the Issuer and the Guarantor, whether or not the apparently destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations or rights set forth in) this Indenture equally and proportionately with any and all other Notes duly authenticated and delivered hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.



                                    Ex-25

         SECTION 2.10 Cancellation of Notes; Disposition Thereof

         All Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer, the Guarantor or any agent of the Issuer, the Guarantor or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Unless the Trustee is instructed otherwise in writing, the Trustee shall destroy cancelled Notes held by it (and the Issuer and the Guarantor may assume that such Notes have been destroyed accordingly). If the Issuer or the Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

         SECTION 2.11 Temporary Notes

         Pending the preparation of definitive Notes, the Issuer may execute and the Trustee shall authenticate and deliver temporary Notes with the Guarantee endorsed thereon (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Notes shall be issuable as registered Notes without coupons, of any authorized denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer and the Guarantor. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. Without unreasonable delay the Issuer shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 2.13, and the Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 2.12 ISIN, CUSIP and CINS Numbers; Common Codes

         The Issuer in issuing the Notes may use "ISIN", "CUSIP" and "CINS" numbers and Common Codes, if then generally in use and if they have been obtained for the Notes, and the Trustee shall use ISIN numbers, CUSIP numbers or CINS numbers and Common Codes, as the case may be, if then generally in use and if they have been obtained for the Notes, in notices of redemption as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

         SECTION 2.13 Offices for Payments, Etc

         So long as any of the Notes remain Outstanding, the Issuer will maintain in the City of New York, the following: (a) an office or agency where the Notes may be presented for payment (the "Paying Agent"), (b) an office or agency where the Notes may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Issuer and the Guarantor in respect of the Notes, the Guarantee or this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such offices or agencies and of any change of location thereof. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office or agency for each such purpose. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

         For so long as any Note remains outstanding and the Notes are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, the Issuer will appoint and maintain a paying agent and a transfer agent in Luxembourg, who shall initially be Dexia Banque
Internationale a Luxembourg.




                                    Ex-26

         SECTION 2.14 Paying Agents

         Whenever the Issuer shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section:

         (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Issuer, the Guarantor or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes or of the Trustee,

         (b) that it will give the Trustee notice of any failure by the Issuer or the Guarantor (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable, and

         (c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

         The Issuer will, at least one Business Day prior to each due date of the principal of or interest on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

         At least two Business Days prior to each due date of the principal of or interest on the Notes, the Issuer will cause its clearing bank to provide irrevocable confirmation of the payment of funds therefor to the Paying Agent by tested telex or SWIFT.

         If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

         Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

         Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 5.02 and 5.03.

         SECTION 2.15 Noteholders' Lists

         If and so long as the Trustee shall not be the Registrar, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may require of the names and addresses of the Holders of the Notes as would otherwise be required pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than five days after each Interest Record Date, as of such Interest Record Date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request, as of a date not more than 15 days prior to the time such information is furnished.

         SECTION 2.16 Additional Notes

         The Issuer and the Guarantor may, from time to time, without the consent of the Holders of Notes, create and issue additional securities ("Additional Notes") having the same terms and conditions as the previously outstanding Notes in all respects (or in all respects except for the date for and amount of the first payment of interest thereon) so that the same shall be consolidated and form a single series with the previously outstanding Notes; provided, however, that for so long as may be required by the applicable provisions of the Securities Act or the DTC Procedures, such Additional Notes shall be represented by one or more separate Global Notes bearing the Securities Act Legend or other applicable transfer restriction legends; provided, further, that no Additional Notes may be issued unless the Additional Notes (a) are part of the same "issue" as the outstanding Notes for purposes of sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) have an "issue price" for purposes of section 1273 of the Code that is equal to the "adjusted issue price" for purposes of section 1272 of the Code of the outstanding Notes, determined as of the




                                    Ex-27
issue date of the Additional Notes, or (c) have different ISIN, CUSIP and CINS numbers and Common Codes than the outstanding Notes.

         Additional Notes may be created and issued in the same manner as Notes are created and issued, subject to the additional condition that the Trustee shall have received an Officer's Certificate stating that no Event of Default (or event which with notice or lapse of time or both would become an Event of Default) hereunder shall have occurred and be continuing, and that after giving effect to the proposed issuance of Additional Notes no Event of Default (or event which with notice or lapse of time or both would become an Event of Default) hereunder shall have occurred and be continuing.

                                  ARTICLE 3
                             DEFAULTS AND REMEDIES

         SECTION 3.01 Events of Default

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) failure to pay principal of any Note within two Business Days after the due date for such payment; or

         (b) failure to pay interest on any Note within 30 days after the due date for such payment; or

         (c) failure to perform any other covenant or agreement of the Guarantor or the Issuer herein, and such failure continues for 60 days after there has been given, by registered or certified mail, to the Guarantor or the Issuer, as the case may be, by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding (with a copy to the Trustee) a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (d) the Guarantee shall cease to be in full force or effect or the Guarantor shall deny or disaffirm its obligations under the Guarantee; or

         (e) (i) failure to pay upon final maturity (after giving effect to the expiration of any applicable grace period therefor) the principal of any Indebtedness of the Issuer, the Guarantor or any Principal Subsidiary, (ii) acceleration of the maturity of any Indebtedness of the Issuer, the Guarantor or any Principal Subsidiary following a default by the Issuer, the Guarantor or such Principal Subsidiary, if such Indebtedness is not discharged, or such acceleration is not annulled, within 10 days after receipt by the Trustee of written notice thereof from the Issuer or the Guarantor pursuant to Section 7.07(b) or otherwise, or (iii) failure to pay any amount payable by the Issuer, the Guarantor or any Principal Subsidiary under any guarantee or indemnity in respect of any Indebtedness of any other Person thereof, if such obligation is not discharged or otherwise satisfied within 10 days after receipt by the Trustee of written notice thereof from the Issuer or the Guarantor pursuant to Section 7.07(b) or otherwise; provided, however, that no such event set forth in clause (i), (ii) or (iii) shall constitute an Event of Default unless the aggregate outstanding Indebtedness to which all such events relate exceeds US$30,000,000 (or its equivalent in any other currency); or

         (f) a decree or order is entered (i) for relief in respect of the Issuer, the Guarantor or any Principal Subsidiary in an involuntary case of winding up or bankruptcy proceeding under applicable law or (ii) adjudging the Issuer, the Guarantor or any Principal Subsidiary bankrupt or insolvent, or seeking reorganization, winding up, arrangement, adjustment or composition of or in respect of the Issuer, the Guarantor or any Principal Subsidiary under applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, the Guarantor or any Principal Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

         (g) the Issuer, the Guarantor or any Principal Subsidiary institutes a voluntary case or proceeding under applicable bankruptcy, insolvency, reorganization or similar law, or any other case or proceedings to be adjudicated bankrupt or insolvent, or the Issuer, the Guarantor or any Principal Subsidiary files a petition or answer or consent seeking reorganization or relief under applicable bankruptcy, insolvency, reorganization or



                                    Ex-28
similar law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Issuer, the Guarantor or any Principal Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action.

         SECTION 3.02 Acceleration of Maturity, Rescission

         If an Event of Default (other than an Event of Default specified in Section 3.01(f) or Section 3.01(g)) occurs and is continuing, the Trustee or the Holders of at least 25% of the aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Guarantor (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, subject to the Trustee's right to receive indemnification from such Holders at its sole discretion to its satisfaction declare all unpaid principal of, and any accrued interest on, all the Notes (and any Additional Amounts payable in respect thereof) to be due and payable immediately. Notwithstanding the foregoing, in the event of an Event of Default specified in Section 3.01(f) or Section 3.01(g), the amounts described above shall by such fact itself become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer, the Guarantor and the Trustee, may annul such declaration if (a) the Issuer or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 4.06, (2) all overdue interest on all Notes, (3) the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and
(b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been waived as provided in Section 3.13 or cured. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 3.03 Collection of Indebtedness and Suits for Enforcement by Trustee

         The Issuer and the Guarantor, jointly and severally, covenant that if:

         (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of any Note when such amount of principal becomes due and payable and such default continues for a period of two Business Days,

         the Issuer and/or the Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest (and any Additional Amounts payable in respect thereof) and, to the extent that payment of such interest shall be legally enforceable, interest on overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 4.06.

         If the Issuer or the Guarantor fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer, the Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, the Guarantor or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of


                                    Ex-29
any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 3.04 Trustee May File Proofs of Claim

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, the Guarantor or any other obligor upon the Notes or the property of the Issuer, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or the Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of principal and any interest (and any Additional Amounts payable in respect thereof) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 4.06) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 4.06.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 3.05 Trustee May Enforce Claims Without Possession of Notes

         All rights of action and claims under this Indenture, the Notes or the Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 4.06, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         SECTION 3.06 Application of Money Collected

         Any money, securities or other property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium and interest (and any Additional Amounts payable in respect thereof), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section
4.06;

         SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal or any interest (and any Additional Amounts payable in respect thereof), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal or any interest (and any Additional Amounts payable in respect thereof); and


                                    Ex-30

         THIRD:  The balance, if any, to the Issuer.

         SECTION 3.07 Limitation on Suits

         No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in the Trustee's own name;

         (c) such Holder or Holders have offered to the Trustee indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

         SECTION 3.08 Unconditional Right of Holders to Receive Principal and Interest

         Notwithstanding any other provision in this Indenture or any provision of the Notes, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 2.04) interest on such Note (and any Additional Amounts payable in respect thereof) on the respective due dates expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

         SECTION 3.09 Restoration of Rights and Remedies

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 3.10 Rights and Remedies Cumulative

         Except as provided in Section 2.09 with respect to the replacement or repayment of mutilated, defaced or apparently destroyed, lost or stolen Notes, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. To the extent permitted by law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.



                                    Ex-31

         SECTION 3.11 Delay or Omission Not Waiver

         No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 3.12 Control by Holders

         The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

         (a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability; and

         (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 3.13 Waiver of Defaults

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee may on behalf of the Holders of all the Notes waive any existing or past Default or Event of Default hereunder and its consequences, except a continuing Default or Event of Default

         (a) in the payment of the principal of and interest on (or Additional Amounts payable in respect of) any Note, or

         (b) in respect of a covenant or provision hereof which under Article 6 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 3.14 Undertaking for Costs

         All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant, in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess costs, including attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 3.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

         SECTION 3.15 Currency Indemnity

         The sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes and by the Guarantor under or in connection with the Guarantee, including damages, shall be U.S. Dollars. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or the Guarantor or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Issuer or the Guarantor shall only constitute a discharge to the Issuer or the Guarantor, as the case may be, to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the day following that receipt or recovery (or, if it is not practicable to




                                    Ex-32
make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note or the Guarantee, the Issuer or the Guarantor, as the case may be, shall indemnify the recipient against any loss sustained by it as a result, provided, however, that if the U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due, the Holder or the Trustee, as the case may be, shall pay to or for the account of the Issuer or the Guarantor, as the case may be, such excess, provided further, that the Holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default by the Issuer or the Guarantor in its obligations under the Indenture or the Notes has occurred and is continuing, in which case such excess may be applied by the Holder or the Trustee, as the case may be, to such obligations. In any event, the Issuer or the Guarantor, as the case may be, shall indemnify the recipient against the cost of making any such purchase if such purchase is actually made. For the purposes of this Section 3.15, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Issuer's and the Guarantor's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or the Guarantee.

                                  ARTICLE 4
                                  THE TRUSTEE

         SECTION 4.01 Notice of Events of Default

         If any Default or Event of Default is actually known to the Trustee, the Trustee shall transmit by mail to each Holder in the manner and to the extent provided in Trust Indenture Act as if Section 313(c) thereof were applicable notice of the Default or Event of Default within 60 days after it occurs, unless such Default or Event of Default shall have been cured or waived.

         SECTION 4.02 Certain Duties, Responsibilities and Rights of Trustee

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the period when an Event of Default is continuing:

             (i) the Trustee is required to perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture; and

            (ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and, if specifically required by the terms hereof, conforming to the requirements of this Indenture; provided that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own gross negligence or its own willful misconduct, except that:

              (i)   this Section 4.02(c) does not limit the effect of
         Section 4.02(b);

             (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 3.12; and


                                    Ex-33

            (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 4.02.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it at its sole discretion against any loss, liability or expense, including such advances as may be requested by the Trustee.

         (f) Subject to the foregoing Sections 4.02(a), 4.02(b), 4.02(c), 4.02(d) and 4.02(e):

             (i) The Trustee may conclusively rely and shall be protected in acting or in refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. Any request or direction of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by a Request or Order of the Issuer or the Guarantor, as the case may be, and any resolution by the Board of Directors of the Issuer or the Guarantor may be sufficiently evidenced by a Board Resolution.

             (ii) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in reliance on such Officer's Certificate or Opinion of Counsel. In addition, in determining the compliance of the Issuer or the Guarantor with the financial covenants set forth herein, the Trustee may conclusively rely on the certificate delivered to the Trustee pursuant to 7.07(a).

            (iii) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

             (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

              (v) The Trustee may consult with counsel, accountants or other experts and any advice of such counsel, accountants or other experts shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice.

             (vi) The Trustee shall not be deemed to have notice of any Default or Event of Default hereunder, except for Events of Default described in Paragraphs (a) or (b) of Section 3.01 (only to the extent that the Trustee acts as the Paying Agent), unless the Trustee shall be specifically notified by a document in writing delivered to it of such Default or Event of Default which references the Notes and this Indenture by the Issuer, the Guarantor, the Paying Agent (to the extent the Trustee is not acting as the Paying Agent) or by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, and in the absence of such notice so delivered, the Trustee may conclusively assume that there is no Default or Event of Default except as aforesaid.

         (g) The Trustee shall not have any responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Notes.

         SECTION 4.03 Not Responsible for Recitals or Issuance of Notes

         The recitals contained herein and in the Notes and the Guarantee, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Notes or the Guarantee. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.



                                    Ex-34

         SECTION 4.04 Trustee and Agents May Hold Notes; Collections; etc

         The Trustee and any Paying Agent, Registrar or other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and may otherwise deal with the Issuer and the Guarantor and receive, collect, hold and retain collections from the Issuer and the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

         SECTION 4.05 Money Held in Trust

         All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law. The Trustee shall be under no obligation to invest and no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer and the Guarantor.

         SECTION 4.06 Compensation and Reimbursement

         The Issuer and the Guarantor, jointly and severally, covenant and agree:

         (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the properly incurred expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

         (c) to indemnify the Trustee and each of its officers, directors, employees, agents and counsel for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The obligation of the Issuer and the Guarantor under this Section
4.06 shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

         As security for the performance of the obligations of the Issuer and the Guarantor under this Section 4.06, the Trustee shall have a claim prior to the Notes and the Guarantee upon all money, securities or other property held or collected by the Trustee as such and the Notes and the Guarantee are hereby subordinated to such claim.

         Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee incurs expenses or renders services after an Event of Default specified in Section 3.01(f) or Section 3.01(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the U.S. Federal Bankruptcy Code and any other applicable federal, state or foreign bankruptcy Law.

         SECTION 4.07 Corporate Trustee Required; Eligibility

         There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least US$50,000,000 and have its Corporate Trust Office located in the City of New York (or if its Corporate Trust Office shall not be located in the City of New York, the Issuer shall, pursuant to Section 2.13, maintain an office or agency in the City of New York where the Notes may be presented or surrendered and notices and demands hereunder may be made or served) to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its



                                    Ex-35
most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 4.

         SECTION 4.08 Resignation and Removal; Appointment of Successor

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 4 shall become effective until the acceptance of appointment by the successor Trustee under Section 4.09, at which time the retiring Trustee shall be fully discharged from its obligations hereunder.

         (b) The Trustee (i) may resign at anytime by giving written notice thereof to the Issuer and the Guarantor and (ii) shall comply with the terms of Section 310(b) of the Trust Indenture Act as if those provisions applied to the Trustee under this Indenture. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee by written instrument executed by authority of the Board of Directors of the Issuer, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or, subject to Section 3.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

         (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and the Issuer and the Guarantor.

         (d) If at any time:

             (i)    the Trustee shall cease to be eligible under
         Section 4.07 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) subject to Section 3.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, an alternate successor Trustee shall be appointed by an Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer, the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 4.09, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the issuer or the Holders of the Notes and so accepted appointment, the Holder of any Note who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Issuer shall give notice to the Holders of the Notes of each resignation and each removal of the Trustee and each appointment of a successor Trustee in the manner provided in Section 1.08. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 4.09 Acceptance of Appointment by Successor

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of



                                    Ex-36
the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that the retiring Trustee shall continue to be entitled to the benefit of
Section 4.06(c); but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 4.

         Upon acceptance of appointment by any successor Trustee as provided in this Section 4.09, the Issuer shall give notice thereof to the Holders of the Notes in the manner provided in Section 1.08. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 4.08. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

         SECTION 4.10 Merger, Conversion, Consolidation or Succession to
Business

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 4.11 Preferential Collection of Claims Against the Issuer

         If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

                                  ARTICLE 5
           SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

         SECTION 5.01 Satisfaction and Discharge of Indenture

         If at any time (a) the Issuer or the Guarantor shall have paid or caused to be paid the principal of and interest on (and any Additional Amounts payable in respect thereof) all the Notes Outstanding hereunder, as and when the same shall have become due and payable, or (b) the Issuer or the Guarantor shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 or Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or the Guarantor or discharged from such trust, as provided in Sections 2.14 and 5.03) and if, in any such case, the Issuer or the Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Issuer or the Guarantor, then this Indenture shall cease to be of further effect, and the Trustee, on Request of the Issuer or the Guarantor accompanied by an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, and at the cost and expense of the Issuer and the Guarantor, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture.




                                    Ex-37

         SECTION 5.02 Repayment of Moneys Held by Paying Agent

         In connection with the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying Agent shall be released from all further liability with respect to such moneys.

         SECTION 5.03 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years

         Any moneys deposited with or paid to the Trustee or any Paying Agent, or then held by the Issuer, in trust, for the payment of the principal of or interest on (or any Additional Amount payable in respect of) any Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the Request of the Issuer or the Guarantor be repaid to the Issuer or the Guarantor, as the case may be, by the Trustee or such Paying Agent or (if then held by the Issuer) be discharged from such trust, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, and the holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer or the Guarantor for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

                                  ARTICLE 6
                            SUPPLEMENTAL INDENTURES

         SECTION 6.01 Supplemental Indentures Without Consent of Holders

         Without the consent of any Holders, the Issuer and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form reasonably satisfactory to the Trustee, for any of the following purposes:

         (a) to cure any ambiguity or to correct any provision herein which may be defective or inconsistent with any other provision herein;

         (b) to secure the Notes pursuant to the requirements of Section 7.03 or Section 8.01 or otherwise;

         (c) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

         (d) to make any other change that would provide any additional rights or benefits to the Holders or that does not in an Opinion of Counsel adversely affect the legal rights of any Holder under this Indenture or the Notes; or

         (e) to evidence the succession of another Person to the Issuer or the Guarantor, and the assumption by any such successor of the covenants of the Issuer or the Guarantor, as the case may be, contained herein and in the Notes or the Guarantee, as the case may be.

         SECTION 6.02 Supplemental Indentures with Consent of Holders

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by an Act of such Holders delivered to the Issuer, the Guarantor, and the Trustee, the Issuer and the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of waiving or modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture, amendment or waiver shall without the consent of the Holder of each Outstanding Note affected thereby:

         (a) change the Stated Maturity of the Notes;

         (b) reduce the principal amount of or payments of interest on any such Note;

         (c) change any obligation of the Issuer or the Guarantor to pay Additional Amounts;



                                    Ex-38

         (d) change the currency or place of payment of the principal of or interest on such Note;

         (e) impair the right to institute suit for the enforcement of any payment due on or with respect to any such Note;

         (f) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or waiver provided in this Section 6.02 or the consent of whose Holders is required for any waiver provided for in Section 3.13 or Section 7.09;

         (g) change, in any manner adverse to the interest of Holders, the terms and provisions of the Guarantee; or

         (h) modify any of the provisions of this Section 6.02, Section 3.13 or Section 7.09, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby.

         Any such waivers will be conclusive and binding on all Holders of the Notes, whether or not they have given consent to such waivers, and on all future Holders of the Notes, whether or not notation of such waivers is made upon the Notes. Any instrument given by or on behalf of any Holder of a Note in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Note.

         It shall not be necessary for any Act of Holders under this Section
6.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 6.03 Execution of Supplemental Indentures

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 6 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive indemnity satisfactory to it, and (subject to Section 4.02 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 1.03, an Officer's Certificate and an Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that the supplemental indenture constitutes the legal, valid and binding obligations of the Issuer and the Guarantor. Such Opinion of Counsel shall not be an expense of the Trustee. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 6.04 Effect of Supplemental Indentures

         Upon the execution of any supplemental indenture under this Article 6, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 6.05 Reference in Notes to Supplemental Indentures

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 6 may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and shall be authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                  ARTICLE 7
                                   COVENANTS

         SECTION 7.01 Payment of Principal and Interest

         The Issuer will duly and punctually pay the principal of and interest on the Notes (and any Additional Amounts payable in respect thereof) in accordance with the terms of the Notes and this Indenture. Principal and


                                    Ex-39
interest (and any Additional Amounts payable in respect thereof) shall be considered paid on the date due if the Paying Agent (other than the Issuer) holds on that date money sufficient to pay all principal and interest (and any Additional Amounts payable in respect thereof) then due. In the event the Issuer is the Paying Agent, principal and interest (and any Additional Amounts payable in respect thereof) shall be considered paid on the date actual payment is mailed or otherwise delivered to Holders entitled to such payments.

         The Issuer shall pay interest on overdue principal and, to the extent lawful, interest on overdue installments of interest, at the rate per annum set forth in the Notes.

         SECTION 7.02 Corporate Existence

         Subject to Article 8, the Issuer and the Guarantor shall each do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Issuer, the Guarantor and each Subsidiary, except where a failure to do so, singly or in the aggregate, would not have a material adverse effect upon the business, prospects, assets, conditions (financial or otherwise) or results of operations of the Guarantor and its Subsidiaries taken as a whole; provided that, subject to the provisions of Article 8, neither the Issuer nor the Guarantor shall be required to preserve any such existence, right, license or franchise if the Board of Directors of the Issuer, the Guarantor or of the Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer, the Guarantor or such Subsidiary and that the loss thereof would not have a material adverse impact on the Holders.

         In addition, the Guarantor shall maintain 100% equity ownership of the Issuer during the period that any note remains outstanding and shall cause the Issuer to elect to be treated as a disregarded entity pursuant to United States Treasury Regulations Section 301.7701-3(c) during such period.

         SECTION 7.03 Liens

         The Guarantor will not, and will not permit the Issuer or any of its Principal Subsidiaries to, create, incur, assume or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, to secure any Indebtedness of the Guarantor or any such Principal Subsidiary (or any guarantee or indemnity in respect thereof) without, in any such case, making effective provision whereby the Notes and the Guarantee will be secured either at least equally and ratably with such Indebtedness or by such other Lien as shall have been approved by the Holders of Notes as provided in Section 6.02, for so long as such Indebtedness will be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Indebtedness (including the Attributable Value of the Sale and Leaseback Transactions set forth in Section 7.04) entered into after the date of this Indenture does not exceed 50% of the company's Adjusted Consolidated Net Worth.

         SECTION 7.04 Sale and Leaseback Transactions

         The Guarantor shall not, and shall not cause or permit any Principal Subsidiary to, enter into any Sale and Leaseback Transaction with any Person (not including any Principal Subsidiary) for a period, including renewals, in excess of three years of any Principal Property which has been owned by the Guarantor or a Principal Subsidiary for more than six months unless either:

                  (i) the Guarantor or such Principal Subsidiary would be permitted under Section 7.03 to create, incur or permit to exist a Lien on the Principal Property to secure Indebtedness (without equally and ratably securing the Notes with such Indebtedness) at least equal in amount to the Attributable Value of the Sale and Leaseback Transactions; or

                  (ii) the Guarantor or such Principal Subsidiary, within 120 days after such sale or transfer, (x) applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the Principal Property so leased (as determined in good faith by any two members of the Board of Directors of the Guarantor or such Principal Subsidiary) to (A) the retirement of Indebtedness of the Guarantor or such Principal Subsidiary ranking prior to or on parity with the Notes, incurred or assumed by the Guarantor or such Principal Subsidiary, which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring or assuming such Indebtedness; provided, however, that in connection with such application, the




                                    Ex-40

         Guarantor or such Principal Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount of such Indebtedness so voluntarily retired by the Guarantor or such Principal Subsidiary; or (B) the purchase of other property which will constitute a Principal Property having a fair market value (as determined in good faith by any two members of the Board of Directors of the Guarantor or such Principal Subsidiary) at least equal to the fair market value of the Principal Property leased in such Sale and Leaseback Transaction; or (y) deposits, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof into an escrow account which is used solely for the purpose of providing for the Guarantor's or such Principal Subsidiary's obligations under the Sale and Leaseback Transaction.

         SECTION 7.05 Limitation on Issuer's Activities

         For so long as the Notes are outstanding, the Issuer will conduct no business or any other activities other than the offering, sale or issuance of indebtedness and the lending of the proceeds thereof to the Guarantor and any other activities in connection therewith. Upon any merger of the Issuer into the Guarantor or of the Guarantor into the Issuer, this covenant will no longer apply.

         SECTION 7.06 Additional Amounts

         All payments of principal and interest in respect of the Notes or the Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the British Virgin Islands, Hong Kong, the PRC or any political subdivision, territory or possession thereof, any authority therein having power to tax, any area subject to its jurisdiction or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless such Taxes are required by law to be withheld or deducted. If any deduction or withholding for any present or future Taxes of the applicable Relevant Taxing Jurisdiction shall at any time be so required, the Issuer or the Guarantor, as the case may be, shall pay such additional amounts ("Additional Amounts") as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Additional Amounts) in receipt by each Holder of any Note of such amounts as would have been received by such Holder with respect to such Note or the Guarantee, as applicable, had no such withholding or deduction been required; provided, however, that no Additional Amounts shall be payable for or on account of:

         (a)     any such Taxes which would not have been imposed but for

                 (i) the existence of any present or former connection between such Holder (or a beneficial holder of a Note) and the applicable Relevant Taxing Jurisdiction, (including, without limitation, such Holder (or a beneficial holder of a Note) being or having been a domiciliary, national or resident thereof, being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein) other than the holding or ownership of a Note, the collection of principal of and interest on, or the enforcement of, a Note or the Guarantee or being or having been a beneficiary of the Guarantee; or

                (ii) the presentation of a Note or Guarantee (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that such Holder would have been entitled to such Additional Amounts if it had presented such Note or Guarantee for payment on any day within such period of 30 days; or

         (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other similar governmental charge; or

         (c) any such Taxes withheld or deducted from any payment: (i) where such withholding or deduction is imposed on such payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or (ii) where such withholding or deduction could have been avoided by or on behalf of a Holder by presenting the relevant Note or Guarantee to another paying agent in a Member State of the European Union; or



                                    Ex-41

         (d) any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any note or the guarantee; or

         (e) any such Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of such Note with a request by or on behalf of the Issuer or the Guarantor (sent to such Holder or beneficial owner at least 30 days prior to the date compliance is required)
(i) to provide information concerning the nationality, residence or identity of such Holder or beneficial owner, or (ii) to make any declaration or other similar claim (to the extent such Holder is entitled thereto) or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by statute, treaty, regulation or administrative practice of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes; or

         (f) any combination of items (a) through (e) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of or any interest on any Note or under the Guarantee to any Holder of a Note who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that the settlor, beneficiary, partner or beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of such Note.

         At least 10 days prior to the first Interest Payment Date for the Notes and at least 10 days prior to each date of payment of principal or interest on the Notes if there has been a change with respect to the matters set forth in the below-mentioned Officer's Certificate, the Issuer or the Guarantor, as the case may be shall furnish to the Trustee and the principal Paying Agent, if other than the Trustee, an Officer's Certificate instructing the Trustee and such Paying Agent whether such payment of principal of or interest on the Notes or any payment on the Guarantee shall be made to Holders without withholding or deduction for or on account of any Taxes. The Trustee shall be authorized and protected in conclusively relying upon the most recent Officer's Certificate received by it in connection with the foregoing. If any such withholding or deduction shall be required, then such Officer's Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such Holders, and the Issuer and the Guarantor agree to pay to the Trustee or such Paying Agent the Additional Amounts required to be paid by this Section 7.06. The Issuer and the Guarantor, jointly and severally, covenant to indemnify the Trustee and any Paying Agent to their satisfaction for, and to hold them harmless against, any loss, liability or expense incurred arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer's Certificate furnished pursuant to this Section 7.06.

         Whenever there is mentioned herein in any context, the payment of principal or interest in respect of any Note or the Guarantee, such mention shall be deemed to include the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant hereto.

         SECTION 7.07 Statement as to Compliance; Notice of Default; Provision of Information

         (a) The Issuer and the Guarantor will deliver to the Trustee within 180 days after the end of each fiscal year (which ends on December 31) ending after the date hereof, an Officer's Certificate of the Issuer and the Guarantor stating whether, to such officer's knowledge, the Issuer and the Guarantor, as the case may be, are in compliance with all covenants and conditions to be complied with by them under this Indenture. For purposes of this Section 7.07, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         (b) If a Default has occurred and is continuing, the Issuer and the Guarantor shall deliver to the Trustee an Officer's Certificate specifying such Default and the circumstances relating thereto as soon as practicable and in any event within five Business Days of its occurrence.

         (c) So long as the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, the Guarantor will furnish, upon the request of any Holder or any holder of a beneficial interest in a Note, such information as is specified in paragraph
(d)(4) of Rule 144A, to such Holder or beneficial owner or to a prospective purchaser of such Note or interest therein who is a Qualified Institutional Buyer within the meaning of Rule 144A, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein in reliance on Rule 144A unless, at the time of such request, the Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or is included in the list of foreign private issuers that claim exemption from the



                                    Ex-42
registration requirements of Section 12(g) of the Exchange Act (and therefore is required to furnish the U.S. Securities and Exchange Commission certain information pursuant to Rule 12g3-2(b) under the Exchange Act).

         SECTION 7.08 Waiver of Stay, Extension or Usury Law

         The Issuer and the Guarantor each covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantor each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 7.09 Waiver of Certain Covenants

         The Issuer and the Guarantor may omit in any particular instance to comply with any covenant or condition (other than a covenant or condition which under Article 6 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected) if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding shall, by an Act of such Holders, waive such compliance in such instance with such covenant or condition. No such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

         Neither the Guarantor nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or of the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE 8
                    MERGER, CONSOLIDATION OR SALE OF ASSETS

         SECTION 8.01 When Guarantor and Issuer May Merge, Etc

         Neither the Guarantor nor the Issuer may consolidate with or merge into any other Person in a transaction in which the Guarantor or the Issuer, as the case may be, is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person unless:

         (a) any Person formed by such consolidation or into which the Guarantor or the Issuer, as the case may be, is merged or to whom the Guarantor or the Issuer, as the case may be, has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the jurisdiction of its organization and such Person expressly assumes by an indenture supplemental to the Indenture all the obligations of the Issuer or the Guarantor under the Indenture, the Notes or the Guarantee, as the case may be;

         (b) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

         (c) any such Person not organized and validly existing under the laws of (or any such Person resident for tax purposes in a jurisdiction other than) Hong Kong (in the case of the Guarantor) or the British Virgin Islands (in the case of the Issuer) shall expressly agree in a supplemental indenture that all payments pursuant to the Notes in respect of principal of and interest on the Notes or on the Guarantee shall be made without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization (or residence for tax purposes) of such Person, any political subdivision, territory or possession thereof, any taxing authority therein or any area subject to its jurisdiction, unless such taxes, duties, assessments or governmental charges are required by such jurisdiction or any such subdivision, territory, possession, area or authority to be withheld or deducted, in which case such Person will pay such additional amounts of, or in respect of, principal and interest ("Successor Additional Amounts") as will result (after deduction of such taxes,





                                    Ex-43
duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Successor Additional Amounts) in the payment to the Holder of a Note of the amounts which would have been payable pursuant to the Notes had no such withholding or deduction been required, subject to the same exceptions as apply with respect to the payment by the Guarantor or the Issuer of Additional Amounts in respect of the Notes (inserting references to the taxing jurisdiction where appropriate), and provided that such successor Person shall not have the right to redeem the Notes under Article 9 hereof in respect of such Successor Additional Amounts;

         (d) such successor person shall have delivered to the Trustee an opinion of independent legal counsel of recognized standing licensed to practice law in the United States to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if the transaction had not occurred; and

         (e) if, as a result of the transaction, any property or asset of the Guarantor or any of its Subsidiaries would become subject to a Lien that would not be permitted under Section 7.03, the Guarantor, the Issuer or such successor Person takes such steps as shall be necessary to secure the Notes at least equally and ratably with the Indebtedness secured by such Lien or by such other Lien as shall have been approved by Holders of Notes as provided in
Section 6.02, for so long as such Indebtedness will be secured.

         In connection with any consolidation, merger, conveyance, transfer or lease contemplated hereby, the Issuer or the Guarantor, as the case may be, and the relevant Person shall deliver to the Trustee an Officer's Certificate, an officer's certificate of the relevant Person and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

         SECTION 8.02 Successor Corporation Substituted

         Upon any consolidation or merger or any conveyance, transfer or lease of the property and the assets of the Issuer or the Guarantor, as the case any be, substantially as an entirety in accordance with the provisions described in Section 8.01, the successor Person formed by such consolidation or into which the Issuer or the Guarantor, as the case may be, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Issuer or the Guarantor, as the case may be, under the Indenture with the same effect as if such successor Person had been named as the Issuer or the Guarantor, as the case may be, therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Notes or the Indenture and the Guarantee, as the case may be, the predecessor will be released from those obligations; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or under the Guarantee.

                                  ARTICLE 9
                              REDEMPTION OF NOTES

         SECTION 9.01 Tax Redemption

         The Notes may be redeemed at the option of the Issuer, as a whole but not in part, upon notice as described in Section 9.03, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, if any, if, (i) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is proposed and becomes effective on or after the date hereof, on the occasion of the next payment of principal or interest in respect of the Notes, the Issuer or the Guarantor, as the case may be, would be obligated to pay Additional Amounts and (ii) such obligation cannot be avoided by the Issuer or the Guarantor, as the case may be, taking reasonable measures available to it.

         The Issuer or the Guarantor, as the case may be, will also pay, or make available for payment, to Holders of Notes on the Redemption Date any Additional Amounts resulting from the payment of such Redemption Price.



                                    Ex-44

         SECTION 9.02 Election to Redeem; Notice to Trustee

         At least 15 days prior to the giving of any notice of redemption to Holders pursuant to Section 9.03, the Issuer shall deliver to the Trustee a notice in which it shall elect to make such redemption and shall select the Redemption Date, an opinion of independent legal counsel of recognized standing issued to the Issuer to the effect that the Issuer or the Guarantor, as the case may be, has, or would, become obligated to pay such Additional Amounts as described in clause (i) of Section 9.01 as the result of such change, amendment, application or interpretation and an Officer's Certificate of the Issuer, stating that such amendment, change, application or interpretation has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by the Issuer or the Guarantor, as the case may be, taking reasonable measures available to it.

         SECTION 9.03 Notice of Redemption

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed at its registered address.

         All notices of redemption shall state:

         (a) the Redemption Date;

         (b) the Redemption Price;

         (c) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, and that (unless the Issuer shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

         (d) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

         (e) the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

         (f) the ISIN, CUSIP or CINS numbers and Common Codes, if any, relating to such Notes.

         Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer in the name and at the expense of the Issuer.

         SECTION 9.04 Deposit of Redemption Price

         By 10:00 a.m. (New York time) one Business Day prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.14) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

         Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, together with accrued interest to the Redemption Date and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest on any Certificated Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Certificated Notes, or one or more predecessor Certificated Notes, registered as such on the relevant Interest Record Dates according to the terms and the provisions of Section 2.04.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the rate borne by such Note.




                                    Ex-45

                                  ARTICLE 10
                                  DEFEASANCE

         SECTION 10.01 Option to Effect Defeasance

         Each of the Issuer or the Guarantor, may, at its option by Board Resolution, at any time, elect to have the Issuer and the Guarantor discharged from their respective obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 10.03 and the other Sections of this Indenture referred to in clause (a), (b), (c) and (e) below, and the Issuer and the Guarantor shall be deemed to have satisfied all their other obligations under such Notes, the Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuer and the Guarantor, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

         (a) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 10.03 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes (and any Additional Amounts payable in respect thereof) when such payments are due, or on the Redemption Date, as the case may be;

         (b) the Issuer's and the Guarantor's obligations with respect to such Notes under Section 2.02, Section 2.04, Section 2.06, Section 2.07, Section 2.08, Section 2.09, Section 2.12, Section 2.13, Section 2.14 and Section 2.15;

         (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's and the Guarantor's obligations in connection therewith;

         (d) this Article 10; and

         (e) the obligations of the Issuer and the Guarantor to pay any Additional Amounts under Section 7.06.

         SECTION 10.02 Conditions to Defeasance

         The following shall be the conditions to application of Section 10.01 to the Outstanding Notes:

         (a) The Issuer or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (1) cash in U.S. Dollars in an amount, or (2) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment on the Notes, cash in U.S. Dollars in an amount, or (3) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants in the United States expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee to pay and discharge the principal of and interest on (and any Additional Amounts payable in respect thereof) the Outstanding Notes on the Stated Maturity of such principal of and interest on the Notes (and any Additional Amounts payable in respect thereof); provided that the Trustee shall have been irrevocably instructed by the Issuer in writing to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

         (b) The Issuer or the Guarantor shall have delivered to the Trustee an opinion of independent legal counsel of recognized standing licensed to practice law in the United States that (1) the Issuer or the Guarantor has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance or discharge had not occurred;



                                    Ex-46

         (c) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or at any time in the period ending on the 91st day after the date of such deposit;

         (d) Such election under Section 10.01 shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or the Guarantor is a party or by which the Issuer or the Guarantor is bound;

         (e) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following such deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (f) The Issuer or the Guarantor, as the case may be, shall have delivered to the Trustee an Officer's Certificate stating that the deposit made by it pursuant to its election under Section 10.01 was not made with the intent of preferring the Holders over its other creditors or with the intent of defeating, hindering, delaying or defrauding its creditors or others; and

         (g) Each of the Issuer and the Guarantor shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the defeasance under
Section 10.01 have been complied with as contemplated by this Section 10.02.

         SECTION 10.03 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions

         (a) Subject to the provisions of Section 10.03(c), all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 10.02 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest (and any Additional Amounts payable in respect thereof), but such money need not be segregated from other funds except to the extent required by law and the Trustee or any Paying Agent shall be under no obligation to invest and shall be under no liability for interest on such money.

         (b) Without limiting the rights of Holders under other provisions hereof, the Issuer or the Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 10.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

         (c) Anything in this Article 10 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer or the Guarantor from time to time upon a Request by the Issuer or the Guarantor any money or U.S. Government Obligations held by it as provided in Section 10.02 which, in the opinion of a nationally recognized firm of independent public accountants in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 10.02(a)) are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance.

         SECTION 10.04 Reinstatement

         If the Trustee or Paying Agent is unable to apply any deposited moneys or U.S. Government Obligations in accordance with Section 10.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes and the Guarantor's obligations under this Indenture and the Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 10.03; provided, however, that, if the Issuer or the Guarantor makes any payment of principal of and interest (and any Additional Amounts payable in respect thereof) on any Note following the reinstatement of its obligations, then the Issuer or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.



                                    Ex-47

                                  ARTICLE 11
                                   GUARANTEE

         SECTION 11.01 Guarantee

         (a) The Guarantor hereby irrevocably and unconditionally guarantees to each Holder and to the Trustee on behalf of each Holder the due and punctual payment of the principal of and interest on, and all other amounts payable under (including any Additional Amounts payable in respect thereof), each Note provided for pursuant to this Indenture and the terms of such Note when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by call for redemption or otherwise, in accordance with the terms of such Note and of this Indenture. This is a guarantee of payment and not of collection. The Guarantor hereby expressly waives its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Guarantee of the Guarantor. The Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon and all other amounts payable thereunder (including any Additional Amounts payable in respect thereof). In case of the failure of the Issuer punctually to pay any such principal, interest or other amounts payable, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

         (b) The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal obligor and not merely surety, and shall be absolute and unconditional, irrespective of, and unaffected by, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantor increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer (including, for the avoidance of doubt, any right which the Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amounts payable under each Note prior to recourse against the Guarantor or its assets), protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee of the Guarantor will not be discharged with respect to any Note except by payment in full of the principal thereof, interest thereon and all other amounts payable thereunder. If at any time any payment on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due but had not been made at such time.

         SECTION 11.02 Subrogation

         The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of the Guarantee, provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on and all other amounts due with respect to the Notes shall have been paid in full or payment thereof shall have been provided for in accordance with this Indenture.

         SECTION 11.03 Ranking

         The Guarantee is a direct, unconditional, unsubordinated and unsecured obligation of the Guarantor and ranks (i) pari passu in priority of payment, and in all other respects with all other unsecured and unsubordinated obligations of the Guarantor (other than obligations preferred by applicable law) and (ii) senior in priority of payment and in all other respects to all other Indebtedness of the Guarantor that is designated as subordinate or junior in right of payment to the Guarantee.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.


                                    Ex-48

                                     [ISSUER],
                                      as Issuer



                                     By:  __________________________
                                          Name:
                                          Title:





                                     CNOOC LIMITED,
                                     as Guarantor



                                     By:  ___________________________
                                          Name:
                                          Title:




                                     [TRUSTEE],
                                     as Trustee



                                     By:  ____________________________
                                          Name:
                                          Title:




                                    Ex-49

                            EXHIBIT A TO INDENTURE

                                [FACE OF NOTE]

                       [INSERT LEGENDS, AS APPROPRIATE]

                  [ISSUER] ______% Guaranteed Note due _____

         No. ________________

         [Common Code No. _________]1
         [ISIN No. _________]1
         [CUSIP No. _________] 1
         [CINS No. ___________] 1

         [Common Code No. _______]2
         [ISIN No. _________] 2
         [CUSIP No. ________] 2


         [ISSUER], a company organized under the laws of the British Virgin Islands, promises to pay to [______] or registered assigns the principal sum [specified in Schedule A hereto]* [of US$[____]]**, on ____.

         Interest Payment Dates:  ______, and ________, commencing __________.

         This Note is unconditionally guaranteed as to the due and punctual payment of the principal, interest and all other amounts payable in respect thereof by CNOOC Limited (the "Guarantor") as evidenced by the guarantee (the "Guarantee") endorsed hereon and in the Indenture referred to on the reverse hereof.

         Additional provisions of this Note are set forth on the reverse hereof.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

         Dated: _________

                                   [ISSUER]



                                   By:   ________________________
                                         Name:
                                         Title:



-------------------------
*        Insert for Global Notes.
**       Insert for Certificated Notes.
1        Insert for Regulation S Global Notes.
2        Insert for Rule 144A Global Notes.



                                    Ex-50

                         Certificate of Authentication
                         -----------------------------

    This is one of the Notes referred to in the within-mentioned Indenture.



                                  [TRUSTEE],
                                  as Trustee



                                  By:  ________________________
                                        Authorized Officer


                               [REVERSE OF NOTE]

                                   [ISSUER]
                       _____% Guaranteed Note due _____

1.       General

         (a) [ISSUER], a company organized under the laws of the British Virgin Islands (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Note to the registered holder hereof (subject to paragraph 3 hereof) at the rate per annum shown above. The principal of this Note shall mature on _________.

         (b) Interest on this Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _________ at the rate of ____% per annum and shall be payable semiannually in arrears on _____ and _____ of each year, commencing on _________.

         (c) The Issuer shall pay defaulted interest at the rate of ____% per annum on overdue principal and, to the extent lawful, overdue installments of interest on demand.

         (d) This Note is a direct, unconditional, unsubordinated and unsecured obligation of the Issuer, and ranks pari passu with all other unsecured and unsubordinated obligations of the Issuer (other than obligations preferred by applicable law) and senior in priority of payment and in all other respects to all other Indebtedness of the Issuer that is designated as subordinate or junior in right of payment to this Note.

         (e) The Notes are limited to US$______ aggregate principal amount (subject to Section 2.09 and Section 2.16 of the Indenture).

         (f) The principal of and interest on, and all other amounts payable under, the Notes and the Guarantee will be payable in U.S. dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts in accordance with the terms of the Indenture.

         (g) In any case where the date of maturity of the principal of or interest on this Note or the date fixed for redemption of this Note is not a Business Day, then payment of principal or interest shall be made on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption, as the case may be, and no interest shall accrue for the period after such date.

         (h) Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2.       Additional Amounts



                                    Ex-51

         Subject to certain exceptions as set forth in the Indenture, the Issuer hereby agrees that in the event that payment of principal or interest under any Note is subject to withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or on behalf of the British Virgin Islands, Hong Kong, the PRC or any political subdivision, territory or possession thereof, any authority therein having power to tax, any area subject to its jurisdiction or any jurisdiction from or through which payment is made, the Issuer shall pay such Additional Amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Additional Amounts) in receipt by each Holder of any Note of such amounts as would have been received by such Holder with respect to such Note had no such withholding or deduction been required.

         Whenever there is mentioned in any context, the payment of principal or interest in respect of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

3.       Method of Payment

         The Issuer through the Paying Agent shall pay interest on this Note to the registered holder of this Note at the close of business on the February 21 or August 24 next preceding the Interest Payment Date (the "Interest Record Date") even if this Note is canceled after the Interest Record Date and on or before the Interest Payment Date. The Holder of this Note must surrender this Note to the Paying Agent to collect principal payments.

         The principal of, interest on, and all other amounts payable under, this Note are payable, and this Note may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York (which initially will be the corporate trust office of the Trustee at [ADDRESS]); provided that, at the option of the Issuer, payment of interest may be made by check mailed to the address of the person entitled thereto as such address appears in the Note Register.

4.       Paying Agent and Registrar

         [TRUSTEE], a corporation organized and existing under the laws of the State of New York (the "Trustee"), will act as initial Paying Agent and Registrar. The Issuer may appoint any replacement Paying Agent, Registrar, co-registrar or transfer agent pursuant to the terms of the Indenture and may act as Paying Agent, Registrar, co-registrar or transfer agent for this Note. For so long as the Notes are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, the Issuer will appoint and maintain a paying agent and a transfer agent in Luxembourg, who shall initially be Dexia Banque Internationale a Luxembourg.

5.       Indenture

         This Note is issued under an Indenture, dated as of ________ (the "Indenture"), between the Issuer, the Guarantor and the Trustee, is subject to all the terms and provisions set forth therein and is entitled to the benefits of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.

6.       Tax Redemption

         This Note may be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days' notice to the Holders, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption if the Issuer or the Guarantor is or would be so required to pay Additional Amounts with respect to the Notes on the occasion of the next payment of principal or interest and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuer or the Guarantor, as the case may be; provided however that if this Note is a Certificated Note (as defined in the Indenture), then installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holder hereof, or one or more predecessor Notes, registered as such on the relevant Interest Record Date.


                                    Ex-52

         The Issuer or the Guarantor, as the case may be, shall also pay, or make available for payment, to the Holder of this Note on the Redemption Date any Additional Amounts resulting from the payment of such Redemption Price.

         If money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest shall cease to accrue on this Note.

7.       Denominations; Transfer; Exchange

         This Note is in registered form without coupons. The Notes are issuable in denominations of US$1,000 and integral multiples of US$1,000 in excess thereof. The Holder of this Note may only transfer or exchange this
Note in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         The Issuer shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed, or (b) any Notes called or being called for redemption.

8.       Persons Deemed Owners

         The registered holder of this Note will be treated as the owner of it for all purposes (except as provided in paragraph 3 hereof).

9.       Defeasance

         The Indenture contains provisions for defeasance at any time, upon compliance by the Issuer or the Guarantor with certain conditions set forth in the Indenture, of the entire payment obligations of the Issuer with respect to the Notes.

10.      Amendment; Waiver

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes outstanding at the time of amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at any time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

11.      Defaults and Remedies

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, subject to certain limitations, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Holders of Notes may not enforce the Indenture, the Notes or the Guarantee except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Notes or the Guarantee unless it receives indemnity or security to its satisfaction. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind a declaration of acceleration if the rescission is prior to a judgment or decree for payment and if all Events of Default have been cured or waived except nonpayment of principal and interest that has been due solely because of the acceleration.

12.      Trustee Dealings with the Issuer and the Guarantor

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantor



                                    Ex-53
or their respective affiliates and may otherwise deal with the Issuer, the Guarantor or their respective affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or such other agent may do the same with like rights.

13.      Authentication

         This Note shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the other side of this Note.

14.      Governing Law

         The Indenture, this Note and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of law principles thereof.

         The Issuer will furnish to the Holder of this Note upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                  CNOOC Limited
                  65th Floor
                  Bank of China Tower
                  1 Garden Road
                  Central, Hong Kong
                  Attention:  Mr. Cao Yunshi


                                    Ex-54

                                   GUARANTEE

         CNOOC Limited (the "Guarantor") hereby irrevocably and unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of such Holder the due and punctual payment of the principal of, and interest on, and all other amounts payable under (including any Additional Amounts in respect thereof), this Note provided for pursuant to the Indenture and the terms of this Note when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by call for redemption or otherwise, in accordance with the terms of such Note and of the Indenture. This is a guarantee of payment and not of collection. The Guarantor hereby expressly waives its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Guarantee of the Guarantor. The Guarantor will not be discharged with respect to this Note except by payment in full of the principal thereof and interest thereon and all other amounts payable thereunder (including any Additional Amounts payable in respect thereof). In case of the failure of the Issuer punctually to pay any such principal, interest or other amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

         The Guarantor hereby further agrees that in the event that payments of principal or interest under the Note or the Guarantee is subject to withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or on behalf of the British Virgin Islands, Hong Kong, the PRC or any political subdivision, territory or possession thereof, any authority therein having power to tax, any area subject to its jurisdiction or any jurisdiction from or through which payment is made, the Guarantor shall pay such Additional Amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Additional Amounts) in receipt by each Holder of any Note of such amounts as would have been received by such Holder with respect to such Note or the Guarantee, as applicable, had no such withholding or deduction been required.

         The obligation of the Guarantor to the holder of the Note upon which this Guarantee is endorsed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

         The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         IN WITNESS WHEREOF, the Guarantor has caused the Guarantee endorsed on this Note to be signed manually or by facsimile by its duly authorized officer.



                                 CNOOC LIMITED,
                                 as Guarantor



                                 By: _______________________
                                     Name:
                                     Title:



Corporate seal:                  In the presence of:



                                 ___________________________
                                 Name:
                                 Title:


                                    Ex-55

                               [TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

         Insert Taxpayer Identification No.

         ----------------------------------------------------------------------

         Please print or typewrite name and address including zip code of assignee

         ----------------------------------------------------------------------

         the within Note and all rights thereunder, hereby irrevocably constituting and appointing

         ----------------------------------------------------------------------

         attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

         In connection with any transfer of this Note occurring prior to the termination of the time period referred to in Rule 144(k) under the Securities Act of 1933, as amended, as in effect with respect to such transfer, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ] (a) This Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or

[  ] (b) this Note is being transferred other than in accordance with
         (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:________________________           ______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and understands that CNOOC Limited is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934 and acknowledges that it has reviewed information CNOOC Limited has filed with the United States Securities and Exchange Commission as it has deemed necessary for the proposed purchase and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

         Dated:___________

                               _______________________________________________
                               NOTICE:  To be executed by an executive officer


                                    Ex-56

                           [Insert in Global Notes]

                                                                   Schedule A

       The initial principal amount of this Global Note is US$________.

            Changes in principal amount of this Global Note are set forth below:


------------ ---------------------- ----------------------- ------------------------- -------------------------
                   Principal              Principal                Remaining
                   amount by              amount by                principal
                  which this              which this             amount of this
                Global Note is          Global Note is            Global Note
               to be decreased         to be increased             after such
                and reason for          and reason for            decrease or              Notation made
   Date            decrease                increase                 increase                by Registrar
------------ ---------------------- ----------------------- ------------------------- -------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------
----------- ----------------------- ----------------------- ------------------------- ------------------------








                                    Ex-57

                                                       EXHIBIT B TO INDENTURE

                              FORM OF CERTIFICATE
                      TO BE DELIVERED IN CONNECTION WITH
                           CERTAIN TRANSFERS TO QIBs



[TRUSTEE]                     _____________________________, __________
[ADDRESS]
Attention: ___________


         Re:   [ISSUER] (the "Issuer")
                 % Guaranteed Note due (the "Notes")
               --------------------------------------

Dear Sirs:

         In connection with our proposed purchase of US$________ aggregate principal amount of the Notes, we confirm that

         1. We represent and warrant that we are a "qualified institutional buyer" (a "QIB") within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and have purchased the Notes referred to above for our own account or for the account of one or more other QIBs with respect to which we exercise sole investment discretion.

         2. We are aware that the sale of the Notes referred to above is being made in reliance on Rule 144A.

         3. We understand that CNOOC Limited is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934 and acknowledge that we have reviewed information CNOOC Limited has filed with the United States Securities and Exchange Commission as we have deemed necessary for the proposed purchase.

         4. We are aware that the transferor of the Notes referred to above is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A.

         5. We hereby agree to comply with the restrictions set forth under the section entitled "Transfer Restrictions" in that offering memorandum, dated [DATE], prepared in connection with the offering of the Notes.

         You and the Issuer are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matter covered hereby.

                                                      Very truly yours,

                                            [Name of Transferee]



                                             By: ____________________________
                                                 Authorized Signature




                                    Ex-58

                                                      EXHIBIT C TO INDENTURE


                              FORM OF CERTIFICATE
                 TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                           PURSUANT TO REGULATION S



[TRUSTEE]                 __________________________,______________
[ADDRESS]
Attention: ___________


         Re:      [ISSUER] (the "Issuer")
                     % Guaranteed Note due ____(the "Notes")
                  --------------------------------------------

Dear Sirs:

         In connection with our proposed sale of US$_________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we represent that:

         (1) the offer of the Notes was not made to a person in the United States;

         (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

         (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         You and the Issuer are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                               Very truly yours,

                                         [Name of Transferor]



                                         By: _________________________________
                                              Authorized Signature


                                    Ex-59

                                                     EXHIBIT D TO INDENTURE



                       FORM OF AUTHORIZATION CERTIFICATE

         [I], [Name], [Title], acting on behalf of [ISSUER (the "Issuer")] [CNOOC Limited (the "Guarantor")] hereby certify that:

         (A) the persons listed below are (i) Authorized Officers of [the Issuer] [the Guarantor] for purposes of the Indenture (the "Indenture") dated as of [DATE] among [ISSUER], as Issuer, CNOOC Limited, as Guarantor, and [TRUSTEE], as trustee, [and] (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite their names [and (iii) the duly authorized persons who executed or will execute the [Indenture] [Notes] [Guarantee] by their manual or facsimile signatures and were at the time of such execution, duly elected or appointed, qualified and acting as the holder of the offices set forth opposite their names];

         (B) each signature appearing below is the person's genuine signature; and

         (C) attached hereto as Schedule I is a true, correct and complete specimen of the certificates representing the Notes.

         Name                           Title                   Signature
         -----                          ------                  ----------

         _______________                _______________         ______________

         _______________                _______________         ______________

         _______________                _______________         ______________

         IN WITNESS WHEREOF, I have hereunto executed and delivered this certificate on behalf of the [Issuer] [Guarantor] as of the date indicated.

         Dated: _________

                                   [ISSUER]
                                   [CNOOC LIMITED]



                                   By: _____________________________
                                       Name:
                                       Title:




                                    Ex-60

                                                                    EXHIBIT 8

                                 SUBSIDIARIES

         As of December 31, 2002, we owned, directly or indirectly, 100% of the equity interests in the following subsidiaries. All of these entities are private limited liability companies and they do business in their corporate names.

         Name                                                   Jurisdiction of incorporation
         ------------------------------------------------------ ------------------------------
         CNOOC China Limited                                    Tianjin, PRC

         CNOOC International Limited                            British Virgin Islands

         China Offshore Oil (Singapore) International Pte.,     Singapore
         Ltd.

         CNOOC Finance (2002) Limited                           British Virgin Islands

         Malacca Petroleum Limited                              Bermuda

         OOGC America, Inc.                                     Delaware, USA

         OOGC Malacca Limited                                   Bermuda

         CNOOC Southeast Asia Limited                           Bermuda

         CNOOC ONWJ Ltd.                                        Labuan, F.T., Malaysia

         CNOOC SES Ltd.                                         Labuan, F.T., Malaysia

         CNOOC Poleng Ltd.                                      Labuan, F.T., Malaysia

         CNOOC Madura Ltd.                                      Labuan, F.T., Malaysia

         CNOOC Blora Ltd.                                       Labuan, F.T., Malaysia



                                    Ex-61